TRANSFER AGENT SERVICING AGREEMENT

        THIS AGREEMENT is made and entered into as of this 1st day of May, 1999, by and between Wexford Trust, a Massachussetts business trust (hereinafter referred to as the "Trust") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as the "FMFS").

        WHEREAS, the Trust is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

        WHEREAS, the Trust is authorized to create separate series, each with its own separate investment portfolio;

        WHEREAS, FMFS is a limited liability corporation and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

        WHEREAS, the Trust desires to retain FMFS to provide transfer and dividend disbursing agent services to each series of the Trust listed on Exhibit A attached hereto, (each hereinafter referred to as a "Fund") as may be amended from time to time.

        NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and FMFS agree as follows:

1.      APPOINTMENT OF TRANSFER AGENT

         The Trust hereby appoints FMFS as Transfer Agent of the Trust on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein

2.      DUTIES AND RESPONSIBILITIES OF FMFS

        FMFS shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

        A.     Receive orders for the purchase of shares;

        B. Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Trust's custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

        C. Arrange for issuance of shares obtained through transfers of funds from shareholders' accounts at financial institutions and arrange for the exchange of shares for shares of other eligible investment companies, when permitted by Prospectus.

        D. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Trust's custodian;

        E. Pay monies upon receipt from the Trust's custodian, where relevant, in accordance with the instructions of redeeming shareholders;

        F. Process transfers of shares in accordance with the shareholder's instructions;

        G. Process exchanges between funds and/or classes of shares of funds both within the same family of funds and with the Firstar Money Market Fund, if applicable;

        H. Prepare and transmit payments for dividends and distributions declared by the Trust with respect to the Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions;

        I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

        J. Record the issuance of shares of the Fund and maintain, pursuant to Rule 17ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

        K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

        L.    Mail shareholder reports and prospectuses to current shareholders;

        M. Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

        N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust;

        O. Mail requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the
               appropriate   Federal  authorities  any  taxes  to  be  withheld
               on dividends and distributions paid by the Trust, all as required by applicable Federal tax laws and regulations;

        P. Provide a Blue Sky System which will enable the Trust to monitor the total number of shares of the Fund sold in each state. In addition, the Trust or its agent, including FMFS, shall identify to FMFS in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of FMFS for the Company's Blue Sky state registration status is solely limited to the initial compliance by the Trust and the reporting of such transactions to the Trust or its agent;

        Q. Answer correspondence from shareholders, securities brokers and others relating to FMFS's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between FMFS and the Trust.

        Reimburse the Fund each month for all material losses resulting from "as of" processing errors for which FMFS is responsible in accordance with the "as of" processing guidelines set forth in the attached exhibit B.

3.      COMPENSATION

        The Trust agrees to pay FMFS for the performance of the duties listed in this agreement as set forth on Exhibit A attached hereto; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention (if requested by the Trust), mailing, insertion, programming (if requested by the Trust), labels, shareholder lists and proxy expenses.

        These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Trust and FMFS.

        The Trust agrees to pay all fees and reimbursable expenses within ten
(10) business days following the receipt of the billing notice.

        Notwithstanding anything to the contrary, amounts owed by the Trust to FMFS shall only be paid out of assets and property of the particular Fund involved.

4.      REPRESENTATIONS OF FMFS

        FMFS represents and warrants to the Trust that:

        A. It is a limited liability corporation duly organized, existing and in good standing under the laws of Wisconsin;

        B.     It is a registered transfer agent under the Exchange Act.

        C. It is duly qualified to carry on its business in the State of Wisconsin;

        D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

        E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

        F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

        G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.      REPRESENTATIONS OF THE TRUST

        The Trust represents and warrants to FMFS that:

A. The Trust is an open-ended non diversified investment company under the 1940 Act;

B. The Trust is a business trust organized, existing, and in good standing under the laws of Massachusetts;

C. The Trust is empowered under applicable laws and by its Declaration of Trust and Bylaws to enter into and perform this Agreement;

D. All necessary proceedings required by the Declaration of Trust have been taken to authorize it to enter into and perform this Agreement;

E. The Trust will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

F. A registration statement under the Securities Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Trust being offered for sale.

6.      PERFORMANCE OF SERVICE;  LIMITATION OF LIABILITY

        FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss arising out of or relating to the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses expenses, and liabilities arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Trustees of the Trust.

         The Fund will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Fund or the principal underwriter (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Fund and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

        FMFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Trust may sustain or incur or which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

        In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

        Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

        In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

        FMFS is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. FMFS further agrees that it shall not seek satisfaction of any such obligation from the shareholder or any individual shareholder of a series of the Trust, nor from the Trustees or any individual Trustee of the Trust.

7.      PROPRIETARY AND CONFIDENTIAL INFORMATION

        FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

8.       TERM OF AGREEMENT

         This Agreement shall become effective as of the date hereof and will continue in effect for a period of three years. During the initial three year term of this Agreement, if the Trust terminates any services with FMFS, the Trust agrees to compensate Firstar an amount equal to the fees remaining under the initial three year Agreement. Subsequent to the initial three year term, this Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

9.       RECORDS

         The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. The Agent agrees that all such records prepared or maintained by The Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Trust on and in accordance with its request.

10.      GOVERNING LAW

        This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

11.      DUTIES IN THE EVENT OF TERMINATION

         In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Trust by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which FMFS has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

12.      NOTICES

         Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:
Notice to FMFS shall be sent to:

         Firstar Mutual Fund Services, LLC
         615 East Michigan Street
         Milwaukee, WI  53202

         and notice to the Trust shall be sent to:

         Muhlenkamp & Co., Inc.
         12300 Perry Highway, Suite 306
         Wexford, PA 15090-8318



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

WEXFORD TRUST                               FIRSTAR MUTUAL FUND SERVICES, LLC

By:______________________________           By: ________________________________


Attest:   __________________________        Attest:_____________________________





                                    Exhibit A

                              Effective May 1, 1999

                                 MUHLENKAMP FUND

                          A SERIES OF THE WEXFORD TRUST

                    Transfer Agent and Shareholder Servicing

                               Annual Fee Schedule

$14.00 per shareholder account per annum for all accounts except for IRA and other retirement accounts for which Firstar Bank, N.A. acts as custodian and for level 3 NSCC Networking accounts.

$16.50 per shareholder account per annum for IRA and other retirement accounts for which Firstar Bank, N.A. acts as custodian.

$10.00 per shareholder account per annum for Level 3 NSCC Networking accounts.

Plus out-of-pocket expenses, including but not limited to: Telephone - toll-free lines Postage Programming Stationery/envelopes Mailing Insurance Proxies Retention of records Microfilm/fiche of records Special reports ACH fees NSCC charges All other out-of-pocket expenses

ACH SHAREHOLDER SERVICES
         $125.00 per month

         $0.50 per account set-up and/or change $0.15 per item for AIP purchases $0.50 per item for EFT payments and purchases $3.50 per correction, reversal, or return item

QUALIFIED PLAN FEES (BILLED TO SHAREHOLDER)

Annual maintenance fee per account (Cap at $20 per SSN) -     $10.00

Transfer to successor trustee                                     $15.00/trans

Distribution to participant                                       $15.00/trans
(Exclusive of SWP)
Refund of excess contribution                                     $15.00/trans


ADDITIONAL SHAREHOLDER FEES (BILLED TO SHAREHOLDER)

Outgoing wire transfer                                      $12.50/wire
Telephone exchanges                                         $5.00/exchange
Return check fee                                            $20.00/item
Stop payment                                                $20.00/stp.
  Liquidation, dividend, draft check
Research Fee                                                $5.00/item
For requested items that are over two years old
     (cap at $25.00)

FEES AND OUT-OF-POCKET EXPENSES ARE BILLED TO THE FUND MONTHLY.

                                      NSCC
                              Out-of-Pocket Charges

 NSCC Interfaces
 Set Up
          Fund/SERV, Networking, ACATS, Exchanges       $5,000 set-up (one time)
             DCCS, TORA
          Commission Settlement                         $5,000 set-up (one time)
         Processing

Fund/SERV                                      $    50 / month
Networking                                     $  250 / month
CPU Access                                     $    40 / month
FundServ Transactions                          $   .35 / trade
Networking - per item                          $ .025 / monthly dividend fund
Networking - per item                          $ .015 / non-mo. Dividend fund
First Data                                     $  .10 / next-day FundServ trade
First Data                                     $  .15 / same-day FundServ trade

 NSCC Implementation
         8 to 10 weeks lead time

                              Mutual Fund Services
                           Out-of-Pocket Expense Items

 Database Select Requests                         $200 per select request
 Postage                                          $.31 per one ounce pre-sort
                                                  first class envelope
Shareholder Records Search                        $3.00 per search of lost
                                                  shareholder (based upon 2
                                                  returned mail items)
PAR System Restore                                $1,500 per restore
Data and Report Transmission
- Monthly Service and Support                     $160 per month
-                                                 $.01 per record

New Fund Programming

- Fund Group Setup                                $1,500 per fund group
- Fund Addition to Existing Group                 $500 per fund
- Additional Classes of Existing Fund             $250 per class
- Additional Programming                          $150.00 per hour

Note - All rates subject to change


                                                                       EXHIBIT B

            FIRSTAR MUTUAL FUND SERVICES, LLC AS OF PROCESSING POLICY

         Firstar Mutual Fund Services, LLC (FMFS) will reimburse the Fund(s) for any net material loss that may exist on the Fund(s) books and for which FMFS is responsible, at the end of each calendar month. "Net Material Loss" shall be defined as any remaining loss, after netting losses against any gains, which impacts the Fund's net asset value by more than 1/2 cent. Gains and losses will be accumulated on a daily basis, will be reflected on the Fund's daily share sheet, and will be settled on a monthly basis. FMFS will notify the Fund's advisor on the daily share sheet of any losses for which the Fund's adviser may be held accountable.